       As filed with the Securities and Exchange Commission March 6, 2003
                                                     Registration No.  333-82272
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 12
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              E.DIGITAL CORPORATION
                 (Name of small business issuer in its charter)
                                ----------------


                Delaware                                 None
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)
                                ----------------

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                                 (858) 679-1504
        (Address and telephone number of principal executive offices and principal place of business)

                                ----------------

                     Alfred H. Falk, Chief Executive Officer
                              e.Digital Corporation
                         13114 Evening Creek Drive South
                           San Diego, California 92128
                                 (858) 679-1504
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Curt C. Barwick, Esq.
                         Higham, McConnell & Dunning LLP
                           28202 Cabot Road, Suite 450
                         Laguna Niguel, California 92677
                                 (949) 365-5515
                             Counsel for the Company

                                ----------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

     If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 12 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 5, 2003.

                                                     e.Digital Corporation


                                                 By: /s/Alfred H. Falk
                                                   ----------------------------
                                                        Alfred H. Falk,
                                                        Chief Executive Officer

                          ----------------------------

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 12 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                                            Position                                    Date
          ----                                            --------                                    ----
                                             Chairman of the Board and Director                 March __, 2003
---------------------------------
Alex Diaz

/s/Alfred H. Falk                            Chief Executive Officer                            March 5, 2003
---------------------------------
Alfred H. Falk                               and Director (Principal Executive Officer)

/s/ Ran Furman                               Chief Financial Officer and Secretary              March 5, 2003
---------------------------------
Ran Furman                                   (principal financial and accounting officer)

*                                            Director                                           March 5, 2003
---------------------------------
Jim Collier

*                                            Vice President and Director                        March 5, 2003
---------------------------------
Robert Putnam

*                                            Director                                           March 5, 2003
---------------------------------
Victor G. Ramsauer

*                                            Director                                           March 5, 2003
---------------------------------
Allen Cocumelli


*By:  /s/ Ran Furman
   ------------------------------
Ran Furman
Attorney-in-Fact


                                  EXHIBIT INDEX
                                  -------------

Exhibit                     Sequential Description
Number                      ----------------------
------

2.1   Share  Exchange  Agreement  among  the  Company,   Norcom   Communications
      Corporation, and American Technology Corporation, dated for reference March 23, 1988 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.1.1 Amendment of Agreement among the Company, Norcom Communications Corporation, and American Technology Corporation, dated for reference March 23, 1988 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.2 Plan and Agreement of Reorganization among the Company, American Surface Mounted Devices, Inc. and ASMD, Inc., dated August 11, 1989 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.3 Plan and Agreement of Reorganization among the Company, Sage Microsystems, Inc., and Sage Micro, Inc., dated November 7, 1991 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.4 Plan and Agreement of Reorganization among the Company, C.A.D. Co. Engineering, Inc. and CADCO Design Group, Inc., dated June 1, 1992 and filed as an Exhibit to the Company's Registration Statement on Form 10, as amended.

2.5 Plan and Agreement of Reorganization between American Surface Mounted Devices, Inc. and Comp General Corporation, Inc., dated March 31 1995 and filed previously as an Exhibit to Registration Statement No. 33-92978.

2.6 Plan of Reorganization and Agreement of Merger, dated July 1996 and filed as Exhibit A to the Company's July 3, 1996 Proxy Statement.

3.1 Certificate of Incorporation of Norris Communications, Inc. (as amended through May 28, 1996) and filed as Exhibit B to the Company's July 3, 1996 Proxy Statement.

3.1.1 Certificate of Amendment of Certificate of Incorporation of Norris Communications, Inc. filed with the State of Delaware on January 14, 1998 and filed as Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

3.1.2 Certificate of Amendment of Certificate of Incorporation of Norris Communications Inc. filed with the State of Delaware on January 13, 1999 and filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

3.2 Bylaws of the Company, filed as Exhibit C to the Company's July 3, 1996 Proxy Statement.

3.3 Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock filed with the State of Delaware on September 19, 1997 and filed as Exhibit 3.3 to the Company's Current Report on Form 8-K dated October 3, 1997.

3.4 Certificate of Designation of Preferences, Rights and Limitations of Series B Redeemable Convertible Preferred Stock filed with the State of Delaware on June 24, 1999, and filed as Exhibit 3.4 to the Company's Annual Report on Form 10-KSB dated March 31, 1999.

3.5 Certificate of Designation of Preferences, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed with the State of Delaware on October 4, 2000 and filed as Exhibit 3.5 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.1 Certificate of Incorporation of Norris Communications, Inc. (as amended through May 28, 1996) and filed as Exhibit B to the Company's July 3, 1996 Proxy Statement.

4.1.1 Certificate of Amendment of Certificate of Incorporation of Norris Communications, Inc. filed with the State of Delaware on January 14, 1998 and filed as Exhibit 3.1.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

4.1.2 Certificate of Amendment of Certificate of Incorporation of Norris Communications Inc. filed with the State of Delaware on January 13, 1999 and filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

4.1.3 Certificate of Designation of Preferences, Rights and Limitations of Series B Redeemable Convertible Preferred Stock filed with the State of Delaware on June 24, 1999, and filed as Exhibit 3.4 to the Company's Annual Report on Form 10-KSB dated March 31, 1999.

4.1.4 Certificate of Designation of Preferences, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed with the State of Delaware on October 4, 2000 and filed as Exhibit 3.5 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.2 Bylaws of the Company, filed as Exhibit C to the Company's July 3, 1996 Proxy Statement.

4.3 Form of Warrant Agreement for an aggregate of 230,946 shares (dated October 5, 2000) between the Company and the Series C preferred stockholders and filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.4 Form of Warrant Agreement for 138,568 shares dated October 5, 2000 between the Company and Jesup & Lamont Securities Corporation and filed as Exhibit
      4.4 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.5 Convertible Preferred Stock Purchase Agreement between the Company and the Series C preferred stockholders dated October 5, 2000 and filed as Exhibit
      4.5 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.6 Registration Rights Agreement between the Company and the Series C preferred stockholders dated October 5, 2000 and filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3 dated November 3, 2000.

4.7 Form of 12% Secured Promissory Note due December 31, 2002 aggregating $1,000,000 entered into with seven accredited investors (individual notes differ only as to holder and amount) and filed as Exhibit 4.32 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

4.8 Form of Stock Purchase Warrant exercisable until September 30, 2006 issued to seven accredited investors for an aggregate of 750,000 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 4.32 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

4.9 Form of 5% Secured Promissory Note due April 18, 2002 in the amount of $1,200,000 entered into with Immanuel Kant International Limited.**

4.10 Form of Security Agreement, dated January 18, 2002 by the Company in favor of Immanuel Kant International Limited. **

4.11 Form of Intellectual Property Security Agreement, dated January 18, 2002 by the Company in favor of Immanuel Kant International Limited. **

4.12 Form of Amendment No. 2 to 5% Secured Promissory Note due April 18, 2002 in the amount to $1,200,000 entered into on April 17, 2002 with Immanuel Kant International Limited.**

4.13 Form of Asset Transfer Agreement, dated July 26, 2002 by and between the Company and Bryan Jones and Russell Clark.**

5.1   Opinion of Higham, McConnell & Dunning LLP.**

5.2   Opinion of Higham, McConnell & Dunning LLP.**

5.3   Opinion of Higham, McConnell & Dunning LLP.**

5.4   Opinion of Higham, McConnell & Dunning LLP.**

5.5   Opinion of Higham, McConnell & Dunning LLP.**

5.6   Opinion of Higham, McConnell & Dunning LLP.**

5.7   Opinion of Higham, McConnell & Dunning LLP.**

5.8   Opinion of Higham, McConnell & Dunning LLP.**

5.9   Opinion of Higham, McConnell & Dunning LLP.**

5.10  Opinion of Higham, McConnell & Dunning LLP.**

5.11  Opinion of Higham, McConnell & Dunning LLP.**

5.12  Opinion of Higham, McConnell & Dunning LLP.*

23.1  Consent of Higham, McConnell & Dunning LLP, included in Exhibit 5.1.**

23.2  Consent of Ernst & Young LLP. **

24.1  Power of Attorney.**


* Except as otherwise indicated above, each exhibit marked with an asterisk is filed concurrently herewith. Each exhibit not marked with an asterisk is incorporated by reference to an exhibit previously filed by the Company as indicated above.

**    Previously filed as an exhibit to this Registration Statement on Form S-3.